PERSONAL EMPLOYMENT AGREEMENT


THIS AGREEMENT (the "Agreement") is made and entered into this 2nd day of September, 2000, by and between Net2Wireless Israel Ltd. a corporation organized and existing under the laws of the state of Israel (the "Company"), and Nechemia Davidson (I.D. No. 057175945) (the "Executive").

WHEREAS the Company wishes to employ the Executive, and the Executive agrees to be employed by the Company; and

WHEREAS the parties wish to regulate their relationship in accordance with the terms and conditions set forth in this employment agreement;
NOW, THEREFORE, in consideration of the mutual premises, covenants and other agreements contained herein, the parties hereby agree as follows:

1.     The  Position

     1.1. The Company hereby employs the Executive and the Executive hereby agrees to be employed by the Company in the position of the president of the Company (the "President") and if so required by the Company's Board of Directors, as a chief executive officer (a "CEO") of Net2Wireless Corporation ("Net2Wireless Corporation"). The foregoing shall not derogate from the Company's right to determine that the Executive shall serve in any other position in the Company and/or in Net2Wireless Corporation, as shall be mutually agreed upon by the Executive and the Company. The Executive shall carry his office faithfully and devotedly, in accordance with the objectives of the Company, as they are defined by the Company's Board of Directors, from time to time.

     1.2. It is hereby acknowledged and agreed that the position of the Executive in the Company is a senior one and/or requires a special degree of trust and/or is one in which working hours cannot be supervised; accordingly, the provisions of The Work and Rest Hours Law, 1951 (the "Rest Hours Law"), and the regulations promulgated hereunder, concerning separate and/or additional pay for overtime or for working weekends or on national holidays, shall not apply to this Agreement and to the Executive's employment hereunder.

1.3. The Executive acknowledges and agrees that the compensation provided for in Section 3 of this Agreement constitutes proper, fair and just remuneration for the requirements and responsibilities of the Executive's position and his obligation to work at irregular hours.

1.4. The Executive acknowledges and agrees that the Salary (as hereinafter defined) has been determined in such a manner as to include any and all payments to which he is entitled for his employment hereunder, including payments to which the Executive would have otherwise been entitled had The Rest Hours Law been applicable to the Executive's employment hereunder, and the Executive shall not be entitled to any additional bonus, payment or other compensation, other than as provided herein, for working more than forty-three (43) hours per week. In the event that the Executive, at any time, requests any additional compensation from the Company in respect of his Employment hereunder under the provisions of the Rest Hours Law, the Salary shall then retroactively be reduced by the amount so claimed by the Executive so that all monthly payments payable to the Executive as of that date shall not exceed the Salary.

2.     Executive's  Duties

     2.1. During the Executive's employment with the Company, the Executive shall have the authority, functions, duties and responsibilities normally associated with such position and as from time to time may be prescribed by the Board of Directors.

     2.2. During the term of this Agreement, the Executive shall perform and discharge well and faithfully his office and obligations under his position with the Company and/or Net2Wireless Corporation and all duties that may be assigned to him by the Company from time to time in accordance with this Agreement, and shall report to the Board of Directors.

2.3. The Executive hereby undertakes to comply with all of the Company's disciplinary regulations, work rules, policies, procedures and objectives, as may be issued by the Company from time to time.

2.4. The Executive is aware that, in the course of carrying out his duties hereunder, he will be required from time to time to travel abroad, and he undertakes to do so.

2.5. The Executive shall devote his entire working time, energy, talent, working knowledge, experience, and best efforts to the business and affairs of the Company and to the performance of his duties hereunder.

2.6. The Executive shall not assume any employment obligations unrelated to the Company and/or Net2Wireless Corporation (and/or any subsidiary thereof) and shall not be retained as a consultant or advisor or contractor (whether or not compensated therefor) to any other business without the prior written consent of the Company's Board of Directors.

2.7. Notwithstanding anything contained in this Agreement to the contrary, the parties hereto agree that the Executive shall be entitled to serve as a non-executive Director on the Board of Directors of other companies provided such companies do not compete with the Company, Net2Wireless Corporation and their subsidiaries or affiliates.

3.     Compensation

     3.1. The Company shall pay the Executive a monthly gross salary of NIS 165,448 (one hundred sixty five thousand four hundred forty eight New Israeli Shekels) (hereinafter the "Salary").

     3.2. The Salary shall be payable on the first (1st) day of the consecutive calendar month following the calendar month of employment to which the payment relates.

     3.3. Unless otherwise agreed upon between the parties the Salary will increase each year in the rate of 10% (ten percent).

3.4. The Salary shall be adjusted on a monthly basis according to the Cost of Living Index increase or the change in the exchange representative rate of the United States Dollar against the New Israeli Shekel, whichever is higher, but in no event shall the Salary be less than the Salary during the preceding month. For the purpose of computing said adjustment the basis will be the Cost of Living Index or the representative rate of exchange of the US Dollar last known on September 01, 2000, as the case may be.

3.5. Israeli income tax and other applicable withholdings with respect to the Salary and/or all other payments to the Executive hereunder, shall be deducted by the Company at source from the Salary and/or all other such payments, which are subject to withholding.

3.6. The Salary and/or any adjustments thereto may be payable by the Company or by Net2Wireless Corporation or a subsidiary or another affiliate of the Company, at the Company's discretion.

3.7. The Salary shall serve as the basis for deductions and contributions for all fringe benefits, including managers' insurance policy and advanced study fund (keren hishtalmut), and for the calculation of all social benefits.

3.8. Bonus. If at the end of any fiscal year during the Initial Term and/or any of the Renewal Terms (each, as hereinafter defined) Net2Wireless Corporation's consolidated post tax profit will be higher than $0, the Executive will be entitled to a bonus equal to 2.5% of Net2Wireless Corporation's consolidated post tax profit (the "Bonus"). Each year the Company will pay the Bonus, if any, to the Executive within 30 day from the date Net2Wireless Corporation publishes its annual financial reports.

4.     Social  and  Fringe  benefits

     4.1.     Managers'  Insurance

     Unless specified otherwise, during the term of the Executive's employment hereunder:

     4.1.1. The Company shall contribute an aggregate monthly amount equal to 13.33% of the Salary as premium on a Managers' Insurance (Bituach Menahalim) policy (the "Managers' Insurance Policy") acceptable to the Executive, which contributions shall be allocated as follows: 8.33% towards Severance pay (the "Company's Severance Contribution Component") and 5% towards compensatory payments. In addition, the Executive shall contribute, and for that purpose he hereby irrevocably authorizes and instructs the Company to deduct from his Salary at source, an aggregate monthly amount equal to 5% of the Salary to such Managers' Insurance Policy as the Executive's premium in respect of the compensation component of that Managers' Insurance Policy. Subject to Section
4.1.4 below, the Company shall be the owner of all rights in such manager's insurance policies, and the Executive shall be the beneficiary thereof.

     4.1.2. In addition, the Company shall contribute an aggregate monthly amount equal to up to 2.5% of the Salary as premiums on a disability insurance policy.

4.1.3. The Company will bear any and all taxes applicable to the Executive in connection with amounts paid by the Executive and/or the Company to the Managers' Insurance Policy and/or said disability insurance policy under this
Section 4.1, including such amounts which exceed the amounts exempted from tax under the income tax regulations applicable to payments to Managers' Insurance Policy.

4.1.4. Upon termination of the Executive's employment hereunder, for any reason whatsoever other than Termination for Cause (as hereinafter defined in Section 11 below), the Company shall transfer the ownership of the Managers' Insurance Policy to the Executive, in accordance with the terms stipulated therein, provided, however, that in the event of Termination for Cause, then, without derogating from any right of the Company under any applicable law, the Executive shall not be entitled to, and the Company shall not transfer to the Executive the ownership in the Company's Severance Contribution Component and any proceeds in respect thereof and/or any severance pay to which the Executive may otherwise be entitled under any applicable law.

     4.2.     Advanced  Study  Fund

     4.2.1. The Company shall contribute an aggregate monthly amount equal to 7.5% of the Salary towards an advanced study fund (Keren Hishtalmut) (the "Advanced Study Fund").

     4.2.2. The Executive shall contribute, and for that purpose he hereby irrevocably authorizes and instructs the Company to deduct from his Salary at source, an aggregate monthly amount equal to 2.5% of the Salary as the Executive's participation in such Advanced Study Fund.

     4.2.3. The Company will bear any and all taxes applicable to the Executive in connection with amounts payable by the Executive and/or the Company to the Advanced Study Fund under this Section 4.2, including such amounts which exceed the amounts exempted from tax under the income tax regulations applicable to payments to Advanced Study Fund.

     4.3.     Recreation  Pay  (Dmey  Havra'ah)

     The Executive shall be entitled to annual recreation pay (Dmey Havra'ah) in an amount to be determined in accordance with Israeli regulations as in effect from time to time with respect to such pay.

     4.4.     Company  Car

     4.4.1. The Company shall provide the Executive with a Company car (the "Company Car") to be placed at the Executive's disposal, for his business and personal use and for the use of the members of his immediate family (i.e. the Executive's parents, children, spouse and/or sibling), provided that the Company's procedures in respect thereof are followed. Such Company Car shall be of a make and size customarily provided to executives in positions similar to that of the Executive by companies in a stage of development similar to that of the Company.

     4.4.2. The Company shall bear the fixed and ongoing expenses relating to the Company Car and to the use and maintenance thereof, excluding those arising due to violations of law, and subject to income tax regulations and the provisions of any applicable law.

4.4.3. The Executive shall bear and pay all expenses relating to any violation of law by the Executive and/or by any said member of his immediate family while using the Company Car.

4.4.4. The Executive shall take good care of such Company Car and ensure that the provisions of the insurance policy and the Company's rules relating to the Company Car are strictly, lawfully and carefully observed and that the Company Car is properly maintained.

4.4.5. Following the termination of the Executive's employment with the Company and upon the Company's first request, the Executive shall return the Company Car (together with its keys and any other equipment supplied and/or installed therein by the Company) to the Company's principal office. The
Executive shall not have any rights of lien with respect to the Company Car and/or any of said other equipment.

4.4.6. The value of the monthly use of the Company Car shall be added to the Salary, in accordance with the income tax regulations applicable thereto, as straightforward income, and the Company shall bear any and all taxes applicable to Executive in connection with said Company Car and the use thereof.

     4.5.     Vacation

     4.5.1. The Executive shall be entitled to paid annual leave of 25 (twenty five) working days per each 12 (twelve) month period of the Executive's employment hereunder.

     4.5.2. Each such leave shall be coordinated with the Company and taken with adequate regard for the needs of the Company.
4.5.3. Any leave days remaining unused at the end of any 12 (twelve) months period may redeemable by the Company and/or accrued for use only during the next succeeding 12 (twelve) month period of the Executive's employment hereunder, after which period the right to use or redeem the same shall expire.

     4.6.     Sick  Leave

     The Executive shall be entitled to sick leave in accordance with the provisions of the Sickness Pay Law, 1976.

5.     Options

     In light of the Executive's material contribution to the Company's and Net2Wireless Corporation's business activities:

     5.1. The Executive is hereby granted, for no additional cost, options (the "Options") to purchase up to 1,200,000 (one million two hundred thousand) shares of Common Stock of Net2Wireless Corporation (the "Option Shares"), at a price per share of US$32.00 each (the "Exercise Price"), subject to the vesting schedule set forth in Section 5.1.1 below.

     5.1.1. The Options shall vest over a period of 2 (two) years according to the following vesting schedule:

     (i) 400,000 (four hundred thousand) Option Shares shall vest on the date hereof;

     (ii) Additional 400,000 (four hundred thousand) Option Shares shall vest on the first anniversary of the date hereof;

(iii) Additional 400,000 (four hundred thousand) Option Shares shall vest on the second anniversary of the date hereof;

     5.1.2. The Option Shares shall be exercisable for a period of 10 (ten) years commencing on the respective vesting date of each portion of the Option Shares (the "Option Period").

     5.1.3. Upon termination of employment for any reason other than Termination for Cause, the Executive shall be entitled to exercise any or all Option Shares which shall have become vested within 90 (ninety) days of the effective date of termination and to the extent that he has not so exercised said vested Option Shares they shall terminate upon the expiration of said 90 (ninety) day period.

     5.2. In addition to the foregoing, in the event that the Market Valuation (as specified hereunder) of Net2Wireless Corporation shall increase by one billion US Dollars or more following the closing of the Merger, then, the Executive shall be granted additional options immediately vested (the "Additional Options") to purchase 180,000 (one hundred eighty thousand) additional shares of Common Stock of Net2Wireless Corporation (the "Additional Option Shares") for each increase of one billion US Dollars in the Market Valuation (which shall be attributed to the Surviving Entity (as defined below) following the Merger (as defined below)), provided the number of Additional Option Shares shall not exceed 1,800,000 (one million eight hundred thousand) in the aggregate. The exercise price per share shall equal the Fair Market Value (as defined in section 5.4 hereunder) of such Additional Option Shares at the date of grant. The Additional Option Shares shall be exercisable for a period of 10 (ten) years commencing on the date of each grant pursuant to this Section 5.2 (the "Additional Option Period").

     5.3. Notwithstanding anything contained herein to the contrary, in the event that the entity surviving the transaction (the "Merger") contemplated by the agreement signed by Net2Wireless Corporation and Sensar Corporation as of December 8, 1999, as amended, (the "Surviving Entity") shall merge with or into any other unaffiliated entity (other than a merger in which the Surviving Entity is the surviving corporation) all Option Shares and Additional Option Shares, whether or not vested, shall vest immediately in their entirety upon the consummation of the said merger and shall become exercisable. Executive will be entitled to exercise all such vested Option Shares and Additional Option Shares within 90 (ninety) days of receipt of notice from the Surviving Entity of the consummation of such transactions. All Option Shares and Additional Option Shares not so exercised within said time period shall expire.

     5.4. The number of Option Shares and Additional Option Shares issuable upon the exercise of the Option and the Additional Option and the exercise price thereof shall be subject to adjustment in the event of a distribution of bonus shares by Net2Wireless Corporation or the Surviving Entity, as the case may be, or in the event of a consolidation or subdivision of Net2Wireless Corporation or the Surviving Entity's share capital prior to the end of the Option Period and/or the Additional Option Period (as applicable). The Option Shares and the Additional Option Shares may be exercised by written notice delivered to Net2Wireless Corporation or the Surviving Entity, as the case may be, setting forth the number of Options and/or Additional Options being so exercised together with payment of the exercise price therefor in cash by way of a wire transfer of immediately available funds to Net2Wireless Corporation or the Surviving Entity's account, as the case may be, upon a 7 (seven) day prior written notice to Net2Wireless Corporation or the Surviving Entity (the "Exercise Date").

     5.5. For the purpose of this Section 5 the term "Fair Market Value" shall mean:

     (i) If the Common Stock or Options are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ National Market or the NASDAQ Small Cap Market, the Fair Market Value shall be the average of the last reported sale prices or the average of the means of the last reported bid and asked prices, respectively of Common Stock or Options, respectively, on such exchange or market for the 20 (twenty) business days ending on the last business day prior to the Exercise Date; or

(ii) If the Common Stock are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be as determined in good faith by the Board of Directors of Net2Wireless Corporation or the Surviving Entity, as the case may be.

6.     Confidentiality

     6.1. The Executive shall regard and retain as confidential, and will not divulge to any third party or use for any unauthorized purposes, either during or after the term of this Agreement, any proprietary or confidential information or know-how relating to or deriving from the business of the Company, Net2Wireless Corporation and/or any of their subsidiaries, that the Executive has acquired during his employment under this Agreement, or in consequence of his employment, or related to his employment under this Agreement, without the prior written consent of the Company, Net2Wireless
Corporation  and/or  any  of  their  subsidiaries,  as  the  case  may  be.

     Confidential Information includes, but is not limited to, information related to actual or anticipated products, inventions, hardware, software, methods of manufacture, trade secrets, business plans, customers, suppliers, finances, and any other data related to the business or affairs of the Company, Net2Wireless Corporation and/or any of their subsidiaries, as the case may be. Confidential Information will include written information or oral information in tangible or intangible form.

     Notwithstanding any of the foregoing, the following information shall not be deemed Confidential Information: information which is (i) in the public domain or falls into the public domain through no breach of this Agreement on the part of the Executive; (ii) rightfully obtained by the Executive from a third party not under any obligation of confidentiality to the Company, Net2Wireless Corporation and/or any of their subsidiaries, as the case may be;
(iii) provided by the Company, Net2Wireless Corporation and/or any of their subsidiaries, as the case may be, to a third party not under any obligation of confidentiality; (iv) approved for release by written authorization of the Company, Net2Wireless Corporation and/or any of their subsidiaries, as the case may be; or (v) disclosed pursuant to the requirement of any governmental agency, court, or by operation of law, provided the Company has been furnished with a prior written notice with respect to such disclosure .

     6.2. All documents and/or other tangible form of information, including, but not limited to, notebooks, notes, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs and other data of any kind coming into the Executive's possession or prepared by the Executive in connection with his employment under this Agreement are the exclusive property of the Company. The Executive agrees to return to the Company all such documents and information upon termination of this Agreement unless specific written consent is obtained from the Company to release any such records.

7.     Ownership  Rights

     7.1. Any and all rights, titles and interests in and to all inventions, improvements, mask works, discoveries or works, whether or not capable of being patented or copyrighted, which the Executive may conceive, make, develop, author, or work on, in whole or in part, independently or jointly with others in consequence of his employment with the Company or related in any way to the Company's Business (hereinafter "Proprietary Information") will be vested in the Company exclusively, and the Executive shall not be entitled to any further right, compensation or reward in connection therewith, other than as specifically set forth in this Agreement.

     7.2. Without additional Salary or consideration, (i) the Executive hereby assigns and will in the future assign to the Company, and acknowledges and will in the future acknowledge the Company's full and exclusive ownership of the Proprietary Information, and (ii) the Executive shall assist the Company to obtain any legal protection on all such Proprietary Information, and shall, before or after termination of this Agreement, execute all documents and make all other action legally necessary to vest the Company with full and exclusive title to such Proprietary Information and to protect the same against infringement by others.

     7.3. The Executive will not transfer any Proprietary Information to any third party without prior written consent of the Company, which consent shall not be withheld save for reasonable arguments.

8.     Non-Competition  and  Non-Solicitation

     8.1. The Executive hereby covenants with the Company that, throughout the term of this Agreement and thereafter during a period of 12 (twelve) months following the effective date of termination of his employment howsoever arising, he will not, without the prior written consent of the Company and/or Net2Wireless Corporation (as applicable), engage, directly or indirectly, in any capacity whatsoever, whether independently or as an Executive, consultant or otherwise, through any corporate body or with or through others, in any activity competing, directly or indirectly, with the activities of the Company and/or Net2Wireless Corporation and/or any of their subsidiaries or affiliates, as the same shall exist from time to time during the term of this Agreement and thereafter as shall exist at the effective date of termination of his employment hereunder.

     8.2. The Executive hereby further covenants with the Company that he will not, at any time during the continuance of this Agreement and for a period of twelve (12) months following the effective date of termination hereof, whether on his own account or for others, and whether directly or indirectly, in any way offer, solicit, interfere with or endeavor to entice away from the Company, Net2Wireless Corporation and/or any of their subsidiaries or affiliates, any person, firm or company with whom the Company, Net2Wireless
Corporation and/or any of their subsidiaries or affiliates shall have any contractual or commercial relationship as an Executive, consultant, licenser, joint venture, supplier, customer, distributor, agent or other contractor of whatsoever nature, existing or under negotiation on or prior to the effective date of termination of the Executive's employment hereunder.

9.     Indemnification  &  Insurance  Coverage

     9.1. Throughout the term of the Agreement and for a period of six (6) years thereafter, the Company will maintain an Officers and Directors Insurance policy for the Executive, and other insurance coverage on substantially the same terms and levels that it provides to the Company's senior executive officers, at the Company's sole expense. This insurance shall cover any and all actions committed and/or omitted by the Executive, in his capacity as Director and/or CEO of Net2Wireless Corporation and any subsidiary of the Net2Wirless Corporation, commencing on the appointment of the Executive as a Director and/or CEO of Net2Wireless Corporation.

     9.2. The Executive is not and shall not be liable toward the Company for any losses, claims, damages or liabilities arising from his appointment as Director and/or CEO of Net2Wireless Corporation and/or any action and/or failure to act in his capacity as such or from any act or omission performed or omitted by the Executive, except for any losses, claims, damages or liabilities primarily attributable to the Executive's fraud, gross negligence or willful misconduct as finally and irreversibly determined by a court of competent jurisdiction.

9.3. The Company, to the fullest extent permitted by applicable law, shall indemnify and hold the Executive harmless (and his respective successors and assigns) against any losses, claims, damages, liabilities, costs or expenses (including legal fees, judgments and amounts paid in settlement) to which the Executive may become subject (i) by reason of being and/or having been a Director and/or CEO of Net2Wireless Corporation, and/or (ii) in connection with any matter arising out of or in connection with this Agreement, unless a court of competent jurisdiction, in a judgment that has become final and that is no longer subject to appeal or review, determines that any such loss, claim, damage, liability, cost or expense is primarily attributable to the Executive's fraud, gross negligence or willful misconduct. If the Executive becomes involved, in any capacity, in any action, proceeding or investigation by reason of being and/or having been a Director and/or CEO of Net2Wireless Corporation or in connection with any matter arising out of or in connection with this Agreement, the Company will periodically reimburse the Executive for its legal or other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided that the Executive promptly repays to the Company the amount of any such reimbursed expenses paid to it to the extent that it is ultimately determined that the Executive is not entitled to be indemnified by the Company in connection therewith. If, for any reason (other than the fraud, gross negligence or willful misconduct of Director and/or CEO), the foregoing indemnification is unavailable to the Executive, or is insufficient to hold it harmless, then the Company shall be obliged, to the fullest extent permitted by law, to contribute to the amount paid or payable by the Executive as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Executive on the other hand, or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

10.     Term  of  Agreement

     10.1. The initial term of this Agreement shall be 3 (three) years commencing on August 01, 2000 (the "Commencement Date of Employment"), unless otherwise agreed upon in writing between the Company and the Executive (hereafter "Initial Term"), subject to the provisions for termination as set forth in Section 11 herein below.

     10.2. The Initial Term, will be automatically renewed for an additional consecutive periods of 2 (two) years each (each, a "Renewal Term") (the Initial Term and all successive Renewal Terms will hereinafter be referred to as the "Term"), subject to the provisions for termination as set forth in Section 11 herein below.

11.     Termination;  Effect  of  Termination

     11.1. For the purpose of this Section 11 "Notice Period" shall mean at least 12 (twelve) months prior written notice, of the intention to terminate the Agreement.

     11.2. Each of the Company and the Executive shall have the right to terminate the Executive's employment hereunder at any time subject to the terms of the Notice Period as stipulated in Section 11.1 above.

     11.3. During the Notice Period, the Executive shall continue his employment with the Company in accordance with the terms and provisions of this Agreement if the Company requires him to do so, and will continue to discharge his office and cooperate with his replacement unless the Company terminates this Agreement prior to the end of the Notice Period. During the Notice Period, whether the Company requires the Executive to continue his employment or not, the Company will continue to pay the Executive all payments and honor all the commitments owed to the Executive in accordance with this Agreement.

11.4. In the event the Company terminates the Agreement prior to December 31, 2003, other than a Termination for Cause, the Company will pay the Executive an amount equal to the Salary multiplied by the number of calendar months from the effective date of said termination until December 31, 2003. As used herein, the term "Termination for Cause" means a termination of the Executive's employment in the event the Executive is found guilty in a final and irreversible verdict of a competent court, of (i) a dishonorable criminal offense made towards the Company; (ii) a breach of his duties of trust or loyalty to the Company; and/or (iii) a deliberate cause of harm to the Company's business affairs.

12.     Representations  and  Warranties

     The Executive represents and warrants to the Company as follows:

     12.1. As of the Commencement Date of Employment the Executive will be free to be employed by the Company and by Net2Wireless Corporation upon the terms contained in this Agreement and, subject to the execution hereof, there are no employment contracts, consulting contracts or restrictive covenants preventing full performance of the Executive's duties and obligations hereunder to the Company and to Net2Wireless Corporation.

     12.2. The Executive will not use, during the course of his employment with the Company, any trade secrets or proprietary information in such a manner that may breach any confidentiality and/or other obligation the Executive may have with any former employer(s).

12.3. The Executive hereby confirms that, at the date hereof, the Executive is not engaged in any affairs and/or matters that might entail a conflict of interest with the Executive's employment and/or position with the Company and/or with Net2Wireless Corporation, and should there be, or insofar as there might be, the same, the Executive shall immediately and without delay inform the Company or Net2Wireless Corporation (as applicable) of same.

13.     General  Provisions

     13.1. The Company shall withhold, or charge the Executive with, all taxes and other compulsory payments as required under law in respect of all benefits of his employment hereunder.

     13.2. The parties acknowledge that no adequate remedy at law exists in which to enforce the terms and conditions of this Agreement. Therefore, in the event the Executive breaches the confidentiality, non-compete, non-solicitation and/or assignment of inventions provisions of this Agreement, the Company shall be entitled to seek, in any court of competent jurisdiction and in addition to all other remedies, temporary or permanent injunctive relief against the Executive (including the issuance of a mandatory injunction) prohibiting the continuing breach of the Agreement, without showing any actual damage, and/or a decree for specific performance in connection with any breach of any obligation or undertaking hereunder.

13.3. The Company's failure or delay in enforcing any of the provisions of this Agreement shall not, in any way, be construed as a waiver of any such provisions, or prevent the Company thereafter from enforcing each and every other provision of this Agreement which were previously not enforced.

13.4. Any notice to be given to the Company under this Agreement shall be addressed to the Company at the offices of the Company. Any notice to the Executive shall be addressed to his home address at 33/2 Granit Street, Rosh
Haayin, Israel. Either party hereto may designate a different address by a written notice to the other party pursuant to this Section 13.4. Each notice and/or demand given by one party to the other in connection with this Agreement, shall be in writing and shall be either delivered by hand or sent by registered mail or transmitted by facsimile to the other party at the address stated in this Section 13.4 or as otherwise notified pursuant to this Section 13.4, and such notice and/or demand shall be deemed given at the expiration of 72 (seventy two) hours from the date of mailing by registered mail in Israel or immediately if delivered by hand or on the date transmitted by facsimile upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

13.5. This Agreement shall be interpreted and construed in accordance with the laws of the State of Israel. The parties submit to the exclusive jurisdiction of the competent courts of Tel-Aviv-Jaffa in any dispute related to this Agreement.

13.6. Captions and paragraph headings used in this Agreement are for convenience only and shall not be used for the interpretation thereof.

13.7. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings between the parties hereto with respect thereto and is intended, to the extent allowed under the Israeli law, to override any statutory provisions related to the employment of the Executive by the Company.

13.8. This Agreement shall not be amended, modified or varied by any oral agreement or representation other than by a written instrument executed by both parties or their duly authorized representatives.

13.9. The provisions of this Agreement shall, where possible, be interpreted in a manner necessary to sustain their legality and enforceability. Without derogating from the foregoing, in the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect due to the fact that it is over-broad or insufficiently limited in time, the parties hereby authorize, to the maximum extent legally permissible, the tribunal interpreting such provision(s) to replace the invalid, illegal or unenforceable provision(s) with valid provision(s) the effect of which come as close as possible to that of the invalid, illegal or unenforceable provision(s). The validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected or impaired as a result of any provision contained in this Agreement being held invalid, illegal or unenforceable in any respect.

13.10. This Agreement shall not be assigned nor any obligation hereunder be subcontracted by the Executive to any third party without the Company's prior written consent.

13.11. This Agreement fully and completely sets forth the entire agreement between the parties relating to the subject matter hereof. All prior agreements, understandings, and courses of dealing between the parties, written or oral, are merged into and superseded by this Agreement. This Agreement shall become effective and binding upon the parties as of the date first stated above. [intentionally left blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year set forth above.
Net2Wireless Israel Ltd.

By:     /s/

Name:     ---____________________

Title:     ____________________




/s/
Nechemia Davidson




We, the undersigned, Net2Wireless Corporation, hereby consent to the provisions of the above agreement as far as such provisions are applicable to us, including without limitation, the provisions of Section 5 therein


Net2Wireless Corporation

By:     /s/

Name:     ___________________

Title:     ___________________